Exhibit 99.1

Unaudited Pro Forma Condensed
Financial Information

Introductory Note: On December 19, 2007, Consolidated Resources Health Care Fund II (the “Partnership”) completed the sale of all its assets, namely, the 99.5% general partner interest it held in each of Consolidated Resources Health Care Fund II – Mayfair Village, Ltd. (the “Retirement Facility”) and Consolidated Resources Health Care Fund II – Mayfair Nursing Care Center, Ltd. (the “Nursing Facility”) to Mayfair Retirement Investors, LLC (“MRI”) and Mayfair Medical Investors, LLC (“MMI”), respectively.  This sale was made pursuant to an Equity Purchase Agreement executed on October 3, 2007.

The following unaudited pro forma balance sheet and statements of operations reflect the financial position at September 30, 2007, and the results of operations for the year ended December 31, 2006 and the nine months ended September 30, 2007 of the Partnership as if the disposition had occurred on September 30, 2007 for balance sheet purposes and January 1, 2006 for statement of operations purposes.

The unaudited pro forma balance sheet and statements of operations do not purport to represent the Partnership’s financial position or results of operations had the transactions actually occurred on September 30, 2007 or January 1, 2006, respectively, or to project the Partnership’s results of operations for any future periods.

The pro forma adjustments are based upon available information. These adjustments are directly attributable to the transaction referred to above, and are expected to have a continuing impact on the Partnership’s business, results of operations and financial position. The following unaudited pro forma condensed financial statements should be read in conjunction with the historical financial statements of the Partnership, which are included in its Form 10-K for the year ended December 31, 2006 and its Form 10-Q for the nine months ended September 30, 2007.

CONSOLIDATED RESOURCES HEALTH CARE FUND II

 Unaudited Pro Forma Condensed Balance Sheets
As of September 30, 2007

ASSETS

	Consolidated
	Resources
	Health Care
	Fund II	Pro Forma Adjustments		Pro Forma
Current assets
Cash and cash equivalents	4,823,993	(1)	17,489,823	20,467,345
		(2)	(1,846,471)
Accounts receivable, net of allowance for
doubtful accounts of $84,305	1,313,772	(2)	(1,313,772)	-
Prepaid expenses and other	23,564	(2)	(23,564)	-

Total current assets	6,161,329		14,306,016	20,467,345

Property and equipment
Land	189,833	(2)	(189,833)	-
Buildings and improvements	7,579,973	(2)	(7,579,973)	-
Equipment and furnishings	1,262,191	(2)	(1,262,191)	-

	9,031,997		(9,031,997)	-
Accumulated depreciation and amortization	(7,354,875)	(2)	7,354,875	-

Net property and equipment	1,677,122		(1,677,122)	-

Other assets
Restricted escrows and other deposits	554,020	(2)	(554,020)	-
Deferred loan costs, net of accumulated
amortization of $23,422	9,684	(2)	(9,684)	-

Total other assets	563,704		(563,704)	-

	8,402,155		12,065,190	20,467,345

See accompanying notes to unaudited pro forma condensed financial statements

CONSOLIDATED RESOURCES HEALTH CARE FUND II

Unaudited Pro Forma Condensed Balance Sheets
As of September 30, 2007 (Continued)

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

	Consolidated
	Resources
	Health Care
	Fund II	Pro Forma Adjustments		Pro Forma
Current liabilities
Current maturities of long-term debt	141,979	(2)	(141,979)	-
Accounts payable	229,556	(2)	(229,556)	-
Accrued expenses	817,473	(2)	(762,480)	69,993
		(3)	15,000
Deferred revenue	49,431	(2)	(49,431)	-
Deposit liabilities	52,764	(2)	(52,764)	-

Total current liabilities	1,291,203		(1,221,210)	69,993

Long-term debt, less current maturities	3,024,448	(2)	(3,024,448)	-
Other	141,014	(2)	(141,014)	-

Total liabilities	4,456,665		(4,386,672)	69,993

Partners' equity (deficit)
Limited partners	3,955,239	(4)	16,451,862	20,407,101
General partners	(9,749)			(9,749)

Total partners' equity	3,945,490		16,451,862	20,407,101

	8,402,155		12,065,190	20,467,345

See accompanying notes to unaudited pro forma condensed financial statements.

CONSOLIDATED RESOURCES HEALTH CARE FUND II

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

	For the Nine Months Ended September 30, 2007
	Consolidated
	Resources
	Health Care
	Fund II	Pro Forma Adjustments		Pro Forma
Revenue
Operating revenue	8,252,049	(2)	(8,252,049)	-
Interest income	117,342	(2)	(71,240)	46,102

Total revenue	8,369,391		(8,323,289)	46,102

Expenses
Operating expenses	6,373,579	(2)	(6,314,042)	59,537
Depreciation and amortization	301,393	(2)	(301,393)	-
Interest	183,222	(2)	(183,222)	-
Management and oversight fees	499,415	(2)	(499,415)	-
Real estate taxes	138,603	(2)	(138,603)	-
Partnership administration costs	363,060	(2)	(277,350)	85,710

Total expenses	7,859,272		(7,714,025)	145,247

Net income (loss)	510,119			(99,145)

Basic and diluted net income (loss) per limited
partnership unit	32.65			(6.35)

Limited partnership units outstanding	15,000			15,000

See accompanying notes to unaudited pro forma condensed financial statements.

CONSOLIDATED RESOURCES HEALTH CARE FUND II

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

	For the Twelve Months Ended December 31, 2006
	Consolidated
	Resources
	Health Care
	Fund II	Pro Forma Adjustments		Pro Forma
Revenue
Operating revenue	11,163,929	(2)	(11,163,929)	-
Interest income	123,884	(2)	(80,144)	43,740

Total revenue	11,287,813		(11,244,073)	43,740

Operating costs and expenses
Operating expenses	8,521,606	(2)	(8,448,793)	72,813
Depreciation and amortization	433,482	(2)	(433,482)	-
Interest	265,085	(2)	(265,085)	-
Management and oversight fees	669,157	(2)	(669,157)	-
Real estate taxes	178,563	(2)	(178,563)	-
Partnership administration costs
including amounts due to affiliates	393,125	(2)	(344,421)	48,704

Total expenses	10,461,019		(10,339,501)	121,517

Net income (loss)	826,794			(77,778)

Basic and diluted net income (loss) per limited
partnership unit	52.91			(4.98)

Limited partnership units outstanding	15,000			15,000

See accompanying notes to unaudited pro forma condensed financial statements.

CONSOLIDATED RESOURCES HEALTH CARE FUND II

NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRO FORMA PRESENTATION

The accompanying condensed financial statements were prepared by the Partnership without audit pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. In management’s opinion all necessary disclosures to the financial statements have been made to present fairly the financial position and results of operations.

On October 3, 2007, Consolidated Resources Health Care Fund II (“the Partnership”), Mayfair Medical Investors, LLC (“MMI”) and Mayfair Retirement Investors, LLC (“MRI” and, together with MMI, the “Purchaser”) entered into an Equity Purchase Agreement pursuant to which the Partnership agreed to sellall its assets, namely, the 99.5% general partner interest it held in each of Consolidated Resources Health Care Fund II – Mayfair Village, Ltd. (the “Retirement Facility”) and Consolidated Resources Health Care Fund II – Mayfair Nursing Care Center, Ltd. (the “Nursing Facility”)(the “Disposition”).

On December 19, 2007, the parties closed the transaction under the Equity Purchase Agreement. At the closing, the Purchaser paid a total of $19,000,000 in cash.  No later than 90 days following the closing, the Purchaser will also pay the Partnership an amount equal to the aggregate net working capital of the Retirement Facility and the Nursing Facility at the time of closing, less $200,000, currently estimated to be $2,300,000.

NOTE 2 - PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed balance sheet and statements of operations give effect to the following pro forma adjustments:

(1)
To reflect estimated total cash proceeds of $21.3 million from the sale of the facilities, net of payments of approximately $3.2 million to retire the mortgage debt on the facilities and approximately $644,000 for brokerage and legal fees paid at closing, as if the Disposition had occurred on September 30, 2007.

(2)	To reflect elimination of the accounts associated with the facilities that are included in the historical financial statements of the Partnership.
(3)	To reflect estimated accounting and other costs directly associated with the Disposition.
(4)
To reflect the estimated net gain related to the Disposition. The actual net gain to be reported in discontinued operations in the Partnership’s income statement is subject to change pending final determination of the transaction costs and other adjustments.